UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 24, 2025

FATPIPE, INC.

(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)

Utah	001-42546	27-1113325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 East Winchester Street, Fifth Floor Salt Lake City, Utah 84107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 281-3434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FATN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On April 24, 2025, the Board of Directors (the “Board”) of Fatpipe, Inc. (the “Company”) appointed Eric Sherb as Chief Financial Officer of the Company.

Mr. Sherb has over fifteen years of experience in accounting advisory, auditing, and mergers and acquisitions. Prior to joining the Company, in 2019, Mr. Sherb founded EMS Consulting Services LLC, an accounting advisory firm focused on helping entrepreneurs, start-ups, and small businesses. In his other previous professional experiences, Mr. Sherb contributed to bookkeeping, consolidation, financial statement preparation and analysis, management investor reporting, and financial modeling. He has also provided technical advisory on debt and equity financings, business combinations, revenue recognition, and lease arrangements. He holds a Bachelor of Business Administration in Accounting and Finance from Emory University.

There are no arrangements or understandings between Mr. Sherb and any other person, pursuant to which Mr. Sherb was appointed as Chief Financial Officer. Further, there are no reportable family relationships involving the Company and Mr. Sherb, and no transactions involving Mr. Sherb that require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2025	FATPIPE, INC.

	By:	/s/ Ragula Bhaskar
	Name:	Ragula Bhaskar
	Title:	Chief Executive Officer (Principal Executive Officer)

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